                                                                     Exhibit 4.4


                             [FORM OF EXCHANGE NOTE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                        THE DUN & BRADSTREET CORPORATION

                      6.625% Series B Senior Notes due 2006

CUSIP No.: 26483EAA8                                             Note No.: E-1
ISIN No.: US26483EAA8
Common Code No.: 012690525

      THE DUN & BRADSTREET CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum as set forth in the attached Schedule of Increases and Decreases on March 15, 2006, and to pay interest thereon from March 22, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year, commencing September 15, 2001, at the rate of 6.625% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be mailed to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

      Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office of the Trustee in The Borough of Manhattan, The City of New York, or at any other office or agency designated by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                              THE DUN & BRADSTREET CORPORATION


                              By: ____________________________________


                              Attest: ________________________________
                                          Assistant Secretary

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:


                                    THE BANK OF NEW YORK, as Trustee


                                    By: _______________________________
                                             Authorized Signatory

                              [REVERSE OF SECURITY]

      This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 22, 2001 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $300,000,000, subject to certain exceptions referred to in the Indenture. In addition, the Company may from time to time without the consent of the Holders of Securities create and issue further securities having the same terms and conditions as the Securities in all respects (or in all respects except for the issue date and issue price) and so that such further issue shall be consolidated and form a single series with the outstanding securities of this series (including the Securities) or upon such terms as the Company may determine at the time of their issue. References herein to the Securities include (unless the context requires otherwise) any other securities issued as described in this paragraph and forming a single series with the Securities.

      The Securities of this series are subject to redemption upon not less than 30 days' notice by mail, in whole or in part, at the option of the Company at any time at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities so redeemed or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points plus, in each case, accrued interest thereon to the Redemption Date.

      "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

      "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the Reference Treasury Dealer Quotations (as defined) for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

      "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

      "Reference Treasury Dealer" means (i) each of Bear, Stearns & Co. Inc., Chase Securities Inc., Salomon Smith Barney Inc. and BNY Capital Markets, Inc. and their respective successors unless any of them shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), in which case the Company shall substitute another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

      "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Treasury Reference Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

      "Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the term of the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from the yields on a straight line basis, rounding to the nearest month) or (ii) if such statistical release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

      In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

      This Security shall have the benefit of the covenants and agreements set forth in the Indenture. The Indenture contains provisions for defeasance of the entire indebtedness of this Security or certain restrictive covenants with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

      If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the security register, upon surrender of this Security for transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of the Security.

      This Security shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

      All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                              [FORM OF ASSIGNMENT]

To assign this Note, fill in the form below:

            I or we assign and transfer this Note to

         _______________________________________________________________
             (Print or type assignee's name, address and zip code)

         _______________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. No.)

      and irrevocably appoint ________________ as agent for the transfer of this Note on the books of the Company. The agent may substitute another to act for him.
_______________________________________________________________________________

Date:____________________        Your Signature:_______________________________


Signature Guarantee:  ___________________________________________________
                     (Signature must be guaranteed)

_______________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                       SCHEDULE OF INCREASES OR DECREASES

The initial principal amount of this Global Note is $300,000,000. The following increases or decreases in this Global Note have been made:

                                                                Principal Amount of         Signature of
               Amount of decrease       Amount of increase       this Global Note       authorized signatory
  Date of     in Principal Amount      in Principal Amount        following such         of Trustee or Notes
 Exchange     of this Global Note      of this Global Note     decrease or increase          Custodian
----------    -------------------      -------------------     ---------------------   --------------------




